UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2013 (November 18, 2013)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2013, Sino Gas International Holding, Inc.’s (the “Company”) 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held.  The following five (5) directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Yuchuan Liu. Mr. Liu, 50, was appointed our Chairman, Chief Executive Officer and President on September 7, 2006. Mr. Liu graduated from North Industrial University, Beijing, PRC with a bachelor of science degree in electrical engineering. Mr. Liu has been a licensed Senior Engineer in the PRC since 1997. Mr. Liu was the Chairman of the board of directors and General Manager of Beijing Zhongran Weiye Gas Co., Ltd. between 2003 and 2006 and he was the Chairman of the board of directors of Beijing Xiangke Jiahua Petroleum and Natural Gas Co., Ltd. between 2000 and 2003. Prior to that, Mr. Liu served as CEO of Langfang Zhonggong Petroleum and Natural Gas Technology Co., Ltd. from 1997 to 1999. Prior to that, Mr. Liu served as the Chief of the Research and Development Department of PetroChina from 1983 to 1997. We believe that Mr. Yuchuan Liu, the founder of the Company, has the most extensive knowledge and experience in natural gas industry within the Company and this experience qualifies him to be Chairman of the Board.

Mr. Zhicheng Zhou. Mr. Zhou, 50, was appointed to be a director on our Board on March 13, 2008 and our Chief Operating Officer on October 19, 2006. Previously, Mr. Zhou served as the director and General Manager of Beijing Chenguang Gas Co., Ltd. from late 2002 to 2007. Prior to that, Mr. Zhou served as the Associate General Manager and later General Manager of Beijing Zhongran Xiangke Petroleum and Oil Technology Co., Ltd. between 2001 and 2002. Mr. Zhicheng Zhou, the COO of the Company, has extensive knowledge and experience in natural gas industry and we believe these qualify him to be a director of the Company.

Mr. Chongjun Duan. Mr. Duan, 42, was appointed to be a director on our Board on April 25, 2011. Mr. Duan is a member of the audit committee and the compensation committee of the Board and is the Chairman of the compensation committee. Since July 2002, he has been Chief Financial Officer and Vice President of Zhongyou New Energy Co., Ltd. In 1994, Mr. Duan received his bachelor’s degree in economics from Central University of Finance and Economics. In 2010, he received a master’s degree in executive business administration (EMBA) from Tsinghua University. Mr. Duan has extensive relevant industrial and management experience and has served as a member of the Board since 2011, and, as such, we believe him to be qualified to be a director of the Company.

Mr. Robert Adler. Mr. Adler, 78, was appointed to be a director on our Board on May 3, 2011. Mr. Adler is also a member of the audit committee and the compensation committee of our Board and is the Chairman of the audit committee of our Board. Prior to his appointment to the Board, Mr. Adler’s most recent positions were member of the board directors and the audit commitee of China Medicine Corp. from May 2006 to May 2010, and member of the board of directors and the audit committee of SinoEnergy Corp. from July 2006 to September 2010. Prior to that, in 2005, Most recently Mr. Adler taught financial English for a semester at Shanghai University of Finance and Economics. Mr. Adler’s prior experience also includes working as an investment adviser with UBS Financial Services, as a managing director for ING Furman Selz Asset Management, as Vice President and Senior Investment Officer of BHF Securities Corp. and DG Bank, New York Branch and working in various other positions within different organizations. Mr. Adler obtained a bachelor’s degree from Swarthmore College and studied at New York University School of Business Administration. Mr. Adler is a member of the Institute of Chartered Financial Analysts and a member of the New York Society of Security Analysts. Mr. Adler has extensive relevant financial and management experience and has served as a member of the Board since 2011, and, as such, we believe him to be qualified to be a director of the Company.

Ms. Jennifer Li. Ms. Li, 44, was appointed to be a director on our Board on May 3, 2011. Ms. Li is also a member of the audit committee and the compensation committee of our Board. Ms. Li is a certified public accountant. Prior to her appointment to the Board, Ms. Li’s most recent position was Hedge Fund Controller of Mercury Capital Management from June 2001 to January 2007. Ms. Li’s prior experience also includes working as a Vice President and Senior Relationship Manager at Morgan Stanley, as a Vice President and Portfolio Manager at Transamerica Business Capital, and as a Senior Associate with JP Morgan Chase. Ms. Li received her bachelor’s degree in economics from Fudan University, and her master’s degree in management and administrative sciences from the University of Texas (Dallas). Ms. Li has extensive relevant financial and management experience and has served as a member of the Board since 2011, and, as such, we believe her to be qualified to be a director of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s stockholders at the Annual Meeting:

(1)	The election of five (5) directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

The votes regarding the election of the persons named above as directors were as follows:

NOMINEE	FOR	WITHHELD
Yuchuan Liu	33,111,544	13,782,345
Zhicheng Zhou	33,121,744	13,772,145
Chongjun Duan	33,121,744	13,772,145
Robert Adler	33,121,744	13,772,145
Jennifer Li	33,121,744	13,772,145

(2)	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2013 proxy statement.

The proposal was approved by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
33,080,388	13,762,899	50,702

(3)	The proposal to recommended, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers on an one, two or three year, basis.

The result of the voting was three years by the votes set forth in the table below:

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
33,066,047	1,001	70,888	13,756,053

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: November 22, 2013	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer